UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

STERLING BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

TEXAS	74-2175590
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10260 Westheimer

Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring December 12, 2018)	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-156684

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring December 12, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Capital Stock and Securities” in the Prospectus, dated effective January 29, 2009 (the “Base Prospectus”) of Sterling Bancshares, Inc. (“Registrant” ), which relates to the Registrant’s registration statement on Form S-3 (No. 333-156684), as supplemented by (ii) the section captioned “Description of Warrants” in the Registrant’s Preliminary Prospectus Supplement, dated June 8, 2010, to the Base Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Warrant Agreement dated June 9, 2010, by and between Sterling Bancshares, Inc. and American Stock Transfer & Trust Company, LLC.

4.2	Specimen Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sterling Bancshares, Inc.

Date: June 10, 2010	By:	/s/ James W. Goolsby, Jr.
James W. Goolsby, Jr.
Executive Vice President and General Counsel

Exhibit No.	Description

4.1	Warrant Agreement dated June 9, 2010, by and between Sterling Bancshares, Inc. and American Stock Transfer & Trust Company, LLC.

4.2	Specimen Warrant (included as part of Exhibit 4.1).